                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    FORM 8-K
                                 CURRENT REPORT
                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): MAY 18, 2001

                                   LASON, INC.
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

DELAWARE                                                     38-3214743
(STATE OR OTHER JURISDICTION OF          (I.R.S. EMPLOYER IDENTIFICATION NUMBER)
INCORPORATION)
                                    000-21407
                            (COMMISSION FILE NUMBER)



1305 STEPHENSON HIGHWAY
TROY, MI                                                                48083
(ADDRESS OF PRINCIPAL                                                 (ZIP CODE)
 EXECUTIVE OFFICES)


                                  (248)597-5800
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

On May 18, 2001, Lason International, Inc., a Delaware company ("International"), a wholly-owned subsidiary of Lason, Inc. (the "Company"), sold all of its shares of stock of its wholly-owned subsidiary, Lason U.K., Ltd. ("Lason U.K."), a corporation incorporated in England and Wales, to Project Hurricane Limited, a company incorporated in England and Wales (the "Purchaser"). Certain of the Purchaser's obligations have been guaranteed by TNT Post Group NV, a company incorporated in the Netherlands. Lason U.K. is a leading United Kingdom document and data management company. The sale represents significantly all of the Company's UK operations.

The aggregate consideration paid by the Purchaser as a result of the sale was pound sterling 34,145,387 (U.S. $48,940,417 based on the May 18, 2001 closing exchange rate), determined pursuant to arm's length negotiations. In addition, International may receive up to pound sterling 2,150,000 (U.S. $3,081,585 based on the May 18, 2001 closing exchange rate) if certain target earnings are achieved during the twelve month period ending December 31, 2001.

The description of the foregoing sale is qualified in its entirety by reference to the copy of the Agreement filed as an exhibit to this Form 8-K.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

         (a)      Financial Statements

                  Not applicable

         (b)      Pro Forma Financial Information

                  In light of the Company's ongoing investigation of accounting irregularities and deficiencies in the Company's accounting system and the ongoing evaluation of the need to restate past financial statements, all of which were disclosed in the Company's Form 8-K filed with the SEC on March 26, 2001, the Company is currently unable to provide the requisite pro forma financial information. The Company does not know when it will be able to provide such information.

         (c)      Exhibits

                  2.18 Agreement for the acquisition of the entire issued share capital of Lason U.K., Ltd.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 4, 2001                      LASON, INC.
                                         (REGISTRANT)


                                         By:  /s/ Ronald D. Risher
                                            ------------------------------------
                                              Ronald D. Risher, President and
                                              Chief Executive Officer

                                  Exhibit Index

Exhibit                  Description

2.18 Agreement for the acquisition of the entire issued share capital of Lason U.K., Ltd.